Portions of this exhibit have been omitted and separately filed with the Commission pursuant to a request for confidential treatment under Rule 24b-2. The location of those omissions is denoted by opening and closing brackets as follows: [ ].

                                                                   Exhibit 10.37
                                     CONSENT
                                     -------

     This CONSENT (this "Consent") is given by BOSTON BREWING COMPANY, INC. d/b/a The Boston Beer Company, a Massachusetts corporation, for itself and as the sole general partner of Boston Beer Company Limited Partnership, a Massachusetts limited partnership, on behalf of said limited partnership (collectively, "Boston Brewing"), to and in favor of THE GENESEE BREWING COMPANY, INC., a New York corporation ("Genesee"), and MONROE BREWING CO., LLC, a New York limited liability company ("Monroe Brewing").

                                R E C I T A L S :

     WHEREAS, Boston Brewing and Genesee are parties to an Amended and Restated Agreement dated as of April 30, 1997 (the "Production Agreement"), pursuant to which Boston Brewing produces certain of its proprietary beer products at the Genesee brewery in Rochester, New York (the "Rochester Brewery");

     WHEREAS, Genesee has entered into an Asset Purchase Agreement dated as of August 29, 2000, as amended by Amendment No. 1 dated as of December 15, 2000 (collectively, the "Purchase Agreement") with Monroe Brewing, pursuant to which Genesee will sell to Monroe Brewing the Rochester Brewery and certain other assets, subject to the terms and conditions stated therein, including a condition that this Consent first be obtained from Boston Brewing;

     WHEREAS, Genesee wishes to assign the Production Agreement to Monroe Brewing as part of the asset sale, and has requested the consent of Boston Brewing to such assignment in accordance with the terms of the Assignment and Assumption Agreement in the form attached hereto as Exhibit A (the "Assignment"); and

     WHEREAS, Boston Brewing has agreed to the consent to the Assignment on the terms and conditions set forth herein;

                              P R O V I S I O N S :

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Boston Brewing hereby agrees in favor of Genesee and Monroe Brewing as follows:

     1. Effective as of the closing of the transactions contemplated by the Purchase Agreement, Boston Brewing hereby consents to, and approves the Assignment, pursuant to Section 19 of the Production Agreement, on the following conditions:

     (a) This Consent is with a full reservation of all rights accruing to the parties under the Production Agreement, and shall not be deemed to release any party from any of their obligations under the Production Agreement, or to any way affect the rights of the parties thereunder, except that Genesee's liability thereunder shall be only as provided in the Guaranty referred to below; and

     (b) This Consent is given in reliance on the representation of Genesee and Monroe Brewing that Schedule 1 attached hereto accurately reflects the current ownership of Genesee and that Schedule 2 attached hereto accurately reflects the ownership of Monroe Brewing as of the date hereof and immediately after the effective date of the closing of the transactions contemplated by the Purchase Agreement. Boston Brewing represents to Genesee and Monroe Brewing that Schedule 3 attached hereto accurately reflects the current ownership of Boston Brewing; and

     (c) Genesee shall execute and deliver to Boston Brewing the Guaranty attached hereto as Exhibit B (the "Guaranty").

     2. For so long as Genesee has continuing contingent liability to Boston Brewing under the Guaranty, Boston Brewing and Monroe Brewing shall not, without the prior written consent of Genesee, amend or modify the Production Agreement, or fund, advance or otherwise provide monies or credit to Monroe Brewing, in any manner that would increase or enlarge Genesee's duties, obligations or liabilities under the Guaranty in any respect whatsoever as they exist on the date hereof.

     3. Boston Brewing represents, warrants and acknowledges to Genesee and Monroe Brewing as follows:

     (a) Boston Brewing has the corporate and partnership power and authority and legal right to execute and deliver this Consent, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by Boston Brewing of this Consent, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate and partnership proceedings, and this Consent constitutes the legal, valid and binding obligation of Boston Brewing, enforceable against Boston Brewing in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general applicability and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (b) The execution, delivery and performance by Boston Brewing of this Consent are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) Boston Brewing Company, Inc.'s Certificate of Incorporation or By-Laws or Boston Beer Company Limited Partnership's Limited Partnership Agreement or other governing documents, (ii) any law, rule or regulation applicable to it, the contravention or violation of which would or could reasonably be expected to have a material adverse effect on Boston Brewing's

12/14/00
financial condition, (iii) any restrictions under any material agreement, contract or instrument to which it is a party, or by which it or any of its property is bound, the contravention or violation of which would or could reasonable be expected to have a material adverse effect on Boston Brewing's financial condition or (iv) any material order, writ, judgment, award, injunction or decree binding on or affecting it or its property, the contravention or violation of which would or could reasonably be expected to have a material adverse effect on Boston Brewing's financial condition, and do not result in the creation or imposition of any adverse claim on the assets of Boston Brewing.

     (c) Boston Brewing has not transferred, assigned or granted any interest of any kind at any time in the Production Agreement (or any earlier version thereof) to any other party whatsoever, and its right, title and interest therein are free from any security interest, lien or encumbrance of any kind.

     (d) to the best of its knowledge, Genesee is in full compliance with the Production Agreement and is not in breach or default of any of the terms thereof. No press releases or other public statements with respect to the relationship between Boston Brewing and Genesee and Monroe Brewing shall be made by any of the parties to this Agreement without the prior written consent of the other parties, provided, however, that any party may make any public disclosure which it believes in good faith to be required by law.

     EXECUTED this 15th day of December, 2000.

                                  BOSTON BREWING COMPANY, INC. d/b/a
                                  THE BOSTON BEER COMPANY, for itself and
                                  as the sole general partner of BOSTON BEER
                                  COMPANY LIMITED PARTNERSHIP


                                  By:
                                        ----------------------------------------
                                        RICHARD P. LINDSAY
                                  Name: Richard P. Lindsay
                                  Title: Vice President

                                LIST OF EXHIBITS
                                ----------------

                Exhibit A   -   Assignment and Assumption Agreement
                Exhibit B   -   Guaranty

Monroe Brewing Co., LLC hereby signs this Consent for the sole purpose of agreeing in favor of Boston Brewing Company, Inc. d/b/a The Boston Beer Company, for itself and as the sole general partner of Boston Beer Company Limited Partnership that any breach by Genesee of its obligations

12/14/00
under the Guaranty referred to above, including, without limitation, Genesee's failure to maintain the Required Net Worth specified in Section 2(b) of the Guaranty, shall constitute a default by Monroe Brewing under the Production Agreement.
                                  MONROE BREWING CO., LLC


                                  By:
                                        ----------------------------------------
                                        SAMUEL T. HUBBARD, JR.
                                  Name:
                                  Title: Manager

                              EXHIBIT A TO CONSENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

     This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of the ___ day of _______, 2000 by and between by MONROE BREWING CO., LLC, a New York limited liability company ("Monroe Brewing"), and THE GENESEE BREWING COMPANY, INC., a New York corporation ("Genesee").

                                R E C I T A L S :

     WHEREAS, Genesee and Monroe Brewing have entered into an Asset Purchase Agreement dated August 29, 2000, as amended by Amendment No. 1 dated as of December 15, 2000 (collectively, the "Purchase Agreement"), pursuant to which Genesee has agreed to sell and transfer and assign to Monroe Brewing, and Monroe Brewing has agreed to purchase from Genesee, substantially all of Genesee's assets necessary to operate Genesee's brewing business;

     WHEREAS, one of the assets to be transferred under the Purchase Agreement includes all of Genesee's right, title and interest in and to an Amended and Restated Agreement dated as of April 30, 1997 (the "Production Agreement') between Genesee and Boston Brewing Company, Inc., d/b/a The Boston Beer Company, a Massachusetts corporation, for itself and as the sole general partner of Boston Beer Company Limited Partnership, a Massachusetts limited partnership (collectively, "Boston Brewing"), pursuant to which Genesee agreed to supply Boston Brewing, and Boston Brewing agreed to purchase from Genesee, on an as-ordered basis, Samuel Adams Boston Lager and certain other Boston Brewing products;

     WHEREAS, it is a condition to Genesee's and Monroe Brewing's obligations under the Purchase Agreement that Boston Brewing consent to such transfer on terms and conditions reasonably acceptable to Genesee and Monroe Brewing, and Boston Brewing has done so pursuant to a Consent dated as of December ___, 2000 (the "Consent"), which conditions the effectiveness of such Consent on Genesee's execution and delivery of a Guaranty in the form annexed to the Consent (the "Guaranty");

     WHEREAS, Genesee has agreed to provide the Guaranty to Boston Brewing, provided that Monroe Brewing and Genesee enter into an Indemnification Agreement in the form of Exhibit A annexed hereto (the "Indemnification Agreement"); and
               ---------

     WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings given thereto in the Purchase Agreement;

                              P R O V I S I O N S :

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in the Purchase Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Assignment and Assumption. Genesee hereby sells, assigns, transfers and sets over unto Monroe Brewing, free and clear of all liens and encumbrances, all of its rights, benefits, privileges, title, and interest under, in and to the Production Agreement. Genesee also hereby sells, assigns, transfers and sets over unto Monroe Brewing all obligations, duties, covenants and responsibilities of Genesee under, in and to the Production Agreement that arise after the Closing, based on facts occurring subsequent thereto or which are contingent upon the occurrence of the Closing, including, but not limited to, the "Refunding Obligations," being any obligation relating to any change parts, modifications or new equipment paid, funded or provided by Boston Brewing pursuant to the Production Agreement, whether before or after the Closing, including, without limitation, Genesee's No. 2 line. Monroe Brewing hereby accepts such assignment and assumes and agrees to pay, perform and discharge all obligations, duties, covenants and responsibilities of Genesee under said Production Agreement that arise as a result of the Closing, or which arise after the Closing, based on facts occurring subsequent thereto or which are contingent upon the occurrence of the Closing (including, but not limited to, the Refunding Obligations, if any), and agrees to abide and be bound by all terms of same, all as though the Production Agreement had been made, executed and delivered by Monroe Brewing. Nothing in this Agreement shall be construed to be a modification of, or limitation on, any provision of the Production Agreement, including any representations or warranties contained therein.

     2. Indemnification Agreement. Simultaneously with the execution and delivery hereof, Genesee shall execute and deliver to Boston Brewing the Guaranty, which shall be dated the date hereof, and Genesee and Monroe Brewing shall enter into the Indemnification Agreement, which shall also be dated the date hereof.

     3. Representation and Warranty. Genesee represents and warrants that a true and complete copy of the Production Agreement is annexed hereto as Exhibit B.

     4. Benefits. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto and, where allowed by this Agreement or the Exhibits hereto, their respective successors and assigns, or make any person or entity a third party beneficiary of this Agreement, or obligate the parties to any person or entity other than the parties to this Agreement.

     5. Execution of Documents. Monroe Brewing shall take such actions and execute such documents as Genesee may reasonably request from time to time in order to consummate the transactions contemplated hereby.

12/14/00

     6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     7. Entire Agreement. This Agreement, the Indemnification Agreement, the Purchase Agreement and all instruments or agreements executed and delivered thereunder constitute the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements or understandings of the parties with respect thereto, and may not be modified, amended or otherwise changed in any manner, except by a writing executed by a duly authorized representative of the party to be charged.

     8. Governing Law. This Agreement is made and executed under and in all respects is to be governed and construed under the laws of the State of New York without consideration of conflicts of law principles. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                  THE GENESEE BREWING COMPANY, INC.

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  MONROE BREWING CO., LLC:

                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                LIST OF EXHIBITS
                                ----------------

                     Exhibit A          -           Indemnification Agreement
                     Exhibit B          -           Production Agreement

                              EXHIBIT B TO CONSENT

                                    GUARANTY
                                    --------

     This GUARANTY (this "Guaranty") is made this ____ day of ______ , 2000, by THE GENESEE BREWING COMPANY, INC., a New York corporation ("Genesee"), in favor of BOSTON BREWING COMPANY, INC., d/b/a The Boston Beer Company, a Massachusetts corporation, for itself and as the sole general partner of Boston Beer Company Limited Partnership, a Massachusetts limited partnership (collectively, "Boston Brewing").

                               R E C I T A L S :

     WHEREAS, Genesee and Boston Brewing are parties to an Amended and Restated Agreement dated as of April 30, 1997 (the "Production Agreement"), under which Genesee has agreed to supply Boston Brewing, and Boston Brewing has agreed to purchase from Genesee, on an as-ordered basis, Samuel Adams Boston Lager and certain other Boston Brewing products;

     WHEREAS, Genesee and Monroe Brewing Co., LLC ("Monroe Brewing") have entered into an Asset Purchase Agreement dated of August 29, 2000, as amended by Amendment No. 1 dated as of December 15, 2000 (collectively, the "Purchase Agreement"), pursuant to which Genesee has agreed to sell to Monroe, and Monroe has agreed to purchase from Genesee, substantially all of the assets necessary to operate Genesee's brewing business, including, but not limited to, all of Genesee's right, title and interest in and to the Production Agreement; and

     WHEREAS, at Genesee's request, Boston Brewing has consented to the transfer of the Production Agreement from Genesee to Monroe Brewing pursuant to a certain Consent dated December ___, 2000 (the "Consent"), which conditions the effectiveness of consent on Genesee's execution and delivery to Boston Brewing of a guaranty in favor of Boston Brewing substantially in the form hereof;

                              P R O V I S I O N S :

     NOW, THEREFORE, in consideration of the Consent provided by Boston Brewing and other good and valuable consideration, Genesee hereby agrees in favor of Boston Brewing as follows:

     1. Performance Guaranty.

        (a) Subject to the terms and conditions herein, Genesee hereby guarantees the due, punctual and faithful performance by Monroe Brewing of its obligations, duties, covenants and responsibilities under the Production Agreement that arise after the closing under the Purchase Agreement based on facts occurring subsequent thereto. Genesee hereby specifically further agrees that in the event Monroe Brewing, for any reason, is obligated to perform under the Production

Agreement and it fails to do so in accordance with the terms thereof, Genesee will, upon written notice from Boston Brewing, become liable to Boston Brewing for any sum or sums Monroe Brewing has to pay Boston Brewing under the terms of the Production Agreement for failure to perform or pay, subject to the terms and conditions contained therein or any defenses thereto which either Monroe Brewing may have or which Genesee may have.

        (b) Notwithstanding anything herein to the contrary, Genesee's obligations under this Guaranty and the Production Agreement shall terminate and be of no further force or effect upon the expiration of 1,095 days after the "Closing Date" (as defined in the Purchase Agreement) (the "Termination Date"), provided that any claims made in writing by Boston Brewing against Genesee hereunder prior to the Termination Date and remaining unresolved or outstanding as of such date shall survive until the earlier to occur of the payment or the final resolution and satisfaction of such claims to the extent and subject to the terms and conditions herein. The period between the Closing Date and the Termination Date is referred to herein as the "Guaranty Period."

     2. Net Worth Maintenance.

        (a) During the Guaranty Period, Genesee will maintain a Liquid Net Worth (defined for this purpose as the excess of (i) unencumbered (1) cash and currency on hand and on deposit, demand deposits and checks held, (2) short-term, highly liquid investments that are readily convertible to known amounts of cash plus (3) marketable securities over (ii) total liabilities, each as determined in accordance with generally accepted accounting practices), in an amount that, in the aggregate, is not less than the following:

               First 365 days after Closing Date:           [$           ]
               Second 365 days after Closing Date:          [$           ]
               Third 365 days after Closing Date:           [$           ]

        (b) After the Guaranty Period, Genesee will maintain a Liquid Net Worth in an amount that, in the aggregate, is not less than the amount of any claims made by Boston Brewing in accordance with Section 1 hereof that remain unresolved.

     3. Enforcement / Notice.

        (a) If Monroe Brewing fails to perform any of its duties under the Production Agreement guaranteed hereby, then Boston Brewing may proceed directly to make a claim against Genesee to be paid by Genesee without necessity of any suit or proceeding by Boston Brewing against Monroe Brewing. Genesee shall be entitled to assert any defenses or claims that Genesee or Monroe Brewing may have under the Production Agreement or otherwise against any claim made by Boston Brewing and does not otherwise waive any defenses whatsoever to its obligations hereunder or under the Production Agreement. Anytime, with or without consideration or notice, Boston Brewing may waive enforcement of the terms, conditions and provisions of this Guaranty with respect to any breach or default by Monroe Brewing, and such waiver will not diminish or otherwise affect Monroe Brewing's obligations to Boston Brewing under the Production Agreement. Genesee agrees that in the event any of the foregoing provisions are found to be unenforceable, that portion so found will in no way affect the purpose and intent of the remaining provisions, and to that extent those provisions will remain binding upon the parties.

        (b) Any claim, notice or other communication under this Guaranty shall be in writing, and shall be deemed duly given when delivered personally or by facsimile, or four days after being mailed by registered mail, return receipt requested, or by documented over-night delivery to a party at the following address (or such other address as such party may have specified by notice given to the other party pursuant to this provision):

                    If to Genesee, to:

                             Mark W. Leunig, Vice President
                             The Genesee Corporation
                             P.O. Box 762
                             Rochester, New York 14603

                    with a copy to:

                             Monroe Brewing Co., LLC
                             445 St. Paul Street
                             Rochester, New York 14605
                             Attention: Samuel T. Hubbard, Jr., President

                    If to Boston Brewing, to:

                             c/o The Boston Beer Company
                             75 Arlington Street
                             Boston, MA 02116
                             Attention: Martin F. Roper, President

     4. Subrogation. Genesee shall be entitled to, and shall be fully subrogated to all of Boston Brewing's rights under the Production Agreement with respect to, and to the extent of, payments made by Genesee pursuant to this Guaranty, and Boston Brewing hereby assigns any rights that may arise in connection with such payment to enforce any remedy which Boston Brewing may have against Monroe Brewing therefor.

     5. Amendments and Modification to Production Agreement. As a condition to Genesee's continuing liability hereunder, by its acceptance hereof, Boston Brewing hereby acknowledges that Monroe Brewing has agreed with Genesee that, so long as Genesee has any liability to Boston Brewing, it shall not agree to amend or modify the Production Agreement, or to accept any funding, advances or other monies or credit from Boston Brewing, in any manner that would in any way increase or enlarge Genesee's duties, obligations or liabilities Boston Brewing without Genesee's prior written consent. Accordingly, no such amendment or modification shall be effective unless it is accompanied or preceded by Genesee's written consent.

     6. Representations and Warranties.

        (a) Genesee has the corporate power and authority and legal right to execute and deliver this Guaranty, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by Genesee of this Guaranty and the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes the legal, valid and binding obligation of Genesee, enforceable against Genesee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general applicability, and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b) The execution, delivery and performance by Genesee of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its Certificate of Incorporation or By-laws, (ii) any law, rule or regulation applicable to it, the contravention or violation of which would or could reasonably be expected to have a material adverse effect on Genesee's financial condition, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, the contravention or violation of which would or could reasonably be expected to have a material adverse effect on Genesee's financial condition or (iv) any material order, writ, judgment, award, injunction or decree binding on or affecting it or its property, the contravention or violation of which would or could reasonably be expected to have a material adverse effect on Genesee's financial condition, and do not result in the creation or imposition of any adverse claim on the assets of Genesee.

     7. Assignment.

        (a) Notwithstanding anything herein to the contrary, Genesee may assign this Guaranty to its parent corporation or any affiliate thereof, provided that the assignee assumes all of Genesee's obligations hereunder, including, but not limited to, those set forth in Section 2 hereof, and provided that a copy of such assignment and assumption is delivered to Boston Brewing. Upon such delivery, Genesee shall be relieved of any obligations hereunder.

        (b) This Guaranty shall be for the sole benefit of Boston Brewing and its parent corporation or any affiliate thereof and may not be assigned by Boston Brewing other than as part of a corporate reorganization that does not effect a change in control, within the meaning of Section 10(e) of the Production Agreement, or enforced by anyone but Boston Brewing and its parent corporation or any affiliate thereof, provided that no such assignment of this Guaranty to the parent corporation or any affiliate of Boston Brewing shall be valid unless such parent corporation or affiliate is also the assignee of the Production Agreement.

     8. Entire Agreement; Amendments or Modification. This Guaranty together with the Production Agreement (as modified hereby) and the Consent constitute the entire agreement between the parties regarding the subject matter hereof, and Genesee shall have no other liabilities or obligations of any kind to Boston Brewing with respect to the Production Agreement or otherwise, except as expressly provided herein. This Guaranty may not be amended or modified except with a writing executed by both parties.

     9. Governing Law. This Guaranty, as well as all rights and obligations of the parties hereto, shall be given, construed and interpreted according to the internal laws of the State of New York.

     IN WITNESS WHEREOF, Genesee has executed this Guaranty as of the date first written above.

                                       THE GENESEE BREWING COMPANY, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

Accepted and Agreed:
Boston Brewing Company, Inc. d/b/a
The Boston Beer Company, for itself and
as the sole general partner of Boston Beer
Company Limited Partnership

By:
   --------------------------------------
Name:
Title:

                              Schedule 1 to Consent
                              ---------------------

The Genesee Brewing Company, Inc. is authorized to issue 100 shares of Common Stock, $1.00 par value, all of which is owned by Genesee Corporation.

Genesee Corporation is a public company. 61% of the Class A voting stock of Genesee Corporation is owned or controlled by Charles S. Wehle, as more fully described Item 12(b) of the Form 10-K filed by Genesee Corporation for its fiscal year ended April 29, 2000.

 Monroe Brewing Co, LLC                                    Schedule 2 to Consent
 Subscription Agreements
 Status as of 12/5/00

 Investment Commitment
[------------------------------------------------------------------------------]

                              Schedule 3 to Consent
                              ---------------------

Boston Brewing Company, Inc. has 1,000 issued and outstanding shares of no par value common stock, all of which are owned by the Boston Beer Company, Inc.

Class A Common Stock, $.01 par value, of The Boston Beer Company, Inc. is publicly traded, of which C. James Koch beneficially owns approximately 29%. Mr. Koch also owns 100% of the Company's Class B Common Stock, $.01 par value. A more detailed description of the ownership of the Company is set forth in Item 12(b) of the Form 10-K filed by the Boston Beer Company, Inc. for its fiscal year ended December 25, 1999.